SUBPARTICIPATION AGREEMENT

This Subparticipation Agreement (the "Subparticipation Agreement") is made and entered into as of the 1st day of January, 2014, by and between Nelnet, Inc., a Nebraska corporation ("Nelnet") and Union Bank and Trust Company, a Nebraska state banking corporation ("Subparticipant").

WHEREAS, Nelnet owns a 50% participation interest in a loan in the principal amount of $6,250,815, made to Harvest 960, LP ("Borrower"), pursuant to that certain Participation Agreement dated as of January 1, 2014, attached hereto as Exhibit "A," as the same may be amended from time to time (the "Participation Agreement");

WHEREAS, Union Central Life Insurance Company ("Lead Lender") is the lead lender under the Participation Agreement;

WHEREAS, Nelnet wishes to assign and subparticipate its participation interest under the Participation Agreement to Subparticipant, and Subparticipant wishes to purchase such subparticipation interest, all under the terms and conditions specified herein.

NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

1. Definitions. Capitalized words used in this Subparticipation Agreement shall have the same meanings given to them in the Participation Agreement, except as may otherwise be expressly provided herein.

2. Subparticipation. Nelnet hereby agrees to transfer, sell, convey and assign to Subparticipant a 50.0% subparticipation interest in the Loan (the "Subparticipation Interest"), representing 100.0% of Nelnet's participation interest in the Loan, subject to the terms and conditions set forth herein. Subparticipant shall pay to Nelnet, for such Subparticipation Interest in the Loan, an amount equal to 50.0% of the outstanding principal balance and accrued and unpaid interest on the Loan as of the date of execution of the Subparticipation Certificate, attached hereto as Exhibit "B."

3. Rights of Parties under Participation Agreement. Nelnet shall have no obligation to perform any duty or obligation of the Lead Lender under the Participation Agreement. Subparticipant shall have no duties and obligations greater or less and shall have no rights greater or less than those of Nelnet under the terms and conditions of the Participation Agreement, subject to the following sentence. Nelnet shall continue to act in the role as Participant with Lead Lender pursuant to the Participation Agreement, subject to Subparticipant's performance of any duties and obligations of Participant under the Participation Agreement, and dealings with the Lead Lender under the Participation Agreement and/or under the Subparticipation Agreement shall be accomplished solely by Nelnet, unless Nelnet otherwise gives prior written consent, and such consent shall not be unreasonably withheld. Nelnet shall forward on to Subparticipant information and

distributions that Nelnet receives under the Participation Agreement within five (5) calendar days of Nelnet's receipt thereof. Notwithstanding anything in this Subparticipation Agreement to the contrary, in no event shall Nelnet or any of its affiliates, directors, officers, employees or agents have any liability whatsoever in connection with any obligations or default of the Borrower under the Loan or any obligations or default by Lead Lender under the Participation Agreement.

4. Subparticipation Fee. Subparticipant shall pay to Nelnet an annual fee on the portion of the participation outstanding, paid monthly in arrears. Please find attached Exhibit C for a description of the fee calculation. The fee will be calculated on the first day of each month, and payment shall be remitted on the tenth (10th) business day of each month. Such fee may be netted out to reduce distributions from Borrower and Nelnet related to monthly payments on the Loan. Such fee is comprised of the servicing fee due with respect to the Loan and other reimbursements to Nelnet.

5. Buyback. If Borrower commits an event of default, such as, but not limited to payment default, under the Loan Documents (the "Default"), Subparticipant shall give Nelnet notice of the event. Thereafter, Nelnet shall have thirty (30) days to cure the Default. If Nelnet cannot cure the Default within thirty (30) days of notice, Nelnet will purchase the Subparticipation Interest from Subparticipant at an amount equal to the outstanding principal balance and accrued but unpaid interest thereon. In connection with the purchase of the Subparticipant Interest by Nelnet, Subparticipant will deliver to Nelnet all records in Subparticipant's possession and will execute and deliver to Nelnet such other documents and instruments as Nelnet may reasonably request to effect the transfer.

6. Requirement of Consent. Nelnet shall not grant consent to the Lead Lender to take any of the following actions without the prior written consent of the Subparticipant: (i) make or consent to any amendments in the terms and conditions of the Loan, or the terms of the note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan; (ii) waive or release any claim against the Borrower and/or against any co-maker, guarantor or endorser under the Loan; (iii) make or consent to any substitution or exchange of collateral; (iv) accelerate payment under the Loan and/or under note or notes evidencing the Loan; (v) commence any type of collection proceeding against the borrower and/or against any co-maker, guarantor or endorser under the Loan; and/or (vi) seize, sell, transfer, assign, foreclose or attempt to exercise against any collateral securing the Loan (the "Consent"). Subparticipant's consent shall not be unreasonably withheld or conditioned, and Subparticipant shall give Nelnet written notice of either consent or no consent within ten (10) calendar days of notice from Nelnet with respect to proposed actions described in the preceding sentence. If Nelnet and Subparticipant cannot reach an agreement as to the Consent, Nelnet hereby agrees to purchase the Subparticipation interest under the terms of Paragraph 5.

7. Termination. This Subparticipation Agreement shall terminate upon termination of the Participation Agreement.

8. Condition to Subparticipation. The parties acknowledge and agree that Lead Lender's failure to exercise the right to acquire the Subparticipation Interest pursuant to Section 9 of the Participation Agreement, if any such right exists, is a condition precedent to the parties' duties and obligations under this Subparticipation Agreement continuing thereafter and transfer of the Subparticipation Interest.

9. Assignment. Neither party hereto may assign all or any portion of this Subparticipation Agreement or any interest in the Loan without the prior written consent of the other party hereto and such consent shall not be unreasonably withheld.

10. Notices. All notices given pursuant to this Subparticipation Agreement shall be deemed to be given, whether actually received or not, when hand delivered to the designated party at the address stated below or on the next following business day after being deposited in the United States regular mail and addressed to the proper party, as follows: to Nelnet, Attention Terry Heimes, 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508; and to Subparticipant, Attention Samantha Mosser, 2720 South 177th Street, Omaha, NE 68130.

IN WITNESS WHEREOF, each party has caused this Subparticipation Agreement to be duly executed as of the day and year first above written.

Nelnet, Inc.	**Union Bank and Trust Company**
By:	By:
Terry Heimes	Tom Weinandt
Its: Chief Financial Officer	Its: First Vice President
	Commercial Real Estate

Exhibit A

PARTICIPATION AGREEMENT

This Participation Agreement (the "Agreement") is made and entered into as of January 1, 2014, between The Union Central Life Insurance Company, a Nebraska corporation, having an address at 1876 Waycross Way Cincinnati, OH 45240 ("Lead Lender"), and Nelnet, Inc. a Nebraska corporation having an address at 121 South 13th Street, Suite 201, Lincoln, NE 68508 (the "Participant")(collectively "Lenders").

RECITALS

WHEREAS, the Lead Lender has executed a Commitment Agreement dated July 26, 2013, wherein Lead Lender has agreed to make a loan of Six Million Two Hundred Fifty Thousand Eight Hundred Fifteen Dollars AND No/100 DOLLARS ($6,250,815.00) to Harvest 960, LP ("Borrower"); and

WHEREAS, the Loan will be evidenced by a Promissory Note ("Note"), secured by, among other things, one or more first mortgage(s) (the "Mortgage") against the fee interest in certain land and improvement (collectively called the "Real Estate"); and

WHEREAS, the Lead Lender desires to sell, assign, transfer and deliver to the Participant, and the Participant desires to purchase from the Lead Lender, undivided ownership rights in and to the indebtedness, promissory note or notes, collateral security and all documents relating to the Loan on the following basis;

	Proportionate Shares	
The Union Central Life Insurance Company	$3,125,407.50	50% percent
Nelnet, Inc.	$3,125,407.50	50% percent
Total Loan Amount	**$ 6,250,815.00**	**100.00% percent**

NOW, THEREFORE, the undersigned, each in consideration of the agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Sale of Interests to Participant

1.1 Definitions. The following definitions are used in this Agreement.

(a) "Business Day" means any day except: 1) a Saturday, 2) a Sunday, or 3) any federal holiday.

(b) "Holder" means the holder of any Interest (defined below).

(c) "Interest" means an undivided interest in a Loan, which interest shall include an undivided interest in all Loan Documents (defined below) delivered in connection with that Loan, all monies received pursuant to such Loan Documents, all funds or accounts maintained in connection with such Loan Documents, all Security, and all claims, causes of action, rights and remedies related to the Loan, and all substitutions, proceeds, replacements, renewals, extensions and amendments for and of any of the foregoing.

(d) "Loan Documents" shall mean each original document evidencing or securing the Loan (or any part thereof), and all documents incidental or collateral to the Loan, including without limitation, the Note, the Mortgage or Deed of Trust, all UCC Financing Statements filed against the Borrower perfecting any security interest securing the Loan, each guarantee securing the Loan (the "Guarantees"), assignments of rents, appraisals, title, liability and all other insurance policies and any assignments thereof, legal opinions, and all other documents relating to the Loan.

(e) "Obligor" means the Borrower and any other obligor on or with respect to the Note or the Loan (or any part thereof), whether by assumption or by taking title to the Security (hereinafter defined) subject to the Mortgage securing the Loan. Obligor shall also include each co-maker or guarantor of the Loan or any part thereof, including any guarantor under a separate Guaranty Agreement (collectively the "Guarantors").

(f) "Person" means any individual, corporation, limited liability company, partnership, association, trust, or other entity, and any trustee, or governmental agency or authority.

(g) "Security" means all real and personal property securing the Loan (or any part thereof), including: 1) the property subject to the lien of the Mortgage, 2) all property described in the UCC Financing Statements securing the Loan, 3) all other property securing the Loan, 4) all Guarantees, bonds, letters of credit, and other undertakings securing the Loan, and 5) all products, proceeds, substitutes, replacements and additions of and to all such property and instruments.

(h) "Share" means, each Holders respective percentage interest in the Loan.

1.2 Sale of Interest in Loan. On and subject to the terms and provisions of this Agreement, the Lead Lender hereby agrees to transfer, sell, convey and assign to the Participant such undivided interest in the Loan and the Participant hereby agrees to purchase from the Lead Lender the undivided Interest in the Loan subject to the terms and conditions contained in this Agreement ("Participant's Interest"). In order to evidence the ownership of the Participant's Interest, the Lead Lender shall execute and deliver to the Participant a Participation Certificate in form and content substantially identical to Schedule A attached hereto and incorporated in this Agreement by this reference. Subject to the provisions of this Agreement, the respective Interest in the Loan shall be pari passu, without priority of any one Interest over any other.

Section 2. Representations And Warranties By Holders

2.1 Lead Lender's Representations and Warranties. To induce the Participant to purchase the Participant's Interest in each Loan, the Lead Lender hereby represents and warrants the truth of each of the following:

(a) Authority And Power. The Lead Lender is a Nebraska corporation, which is duly organized, validly existing and in good standing under the laws of such state. The Lead Lender has full power, right and authority to enter into and perform its obligations under and in connection with this Agreement, and both this Agreement, and the execution and delivery and performance of this Agreement by the Lead Lender, have been duly authorized. The Lead Lender is authorized to do or transact

business in all jurisdictions necessary in order to enable the Lead Lender to hold and service each Loan and to take any action necessary to exercise its rights and remedies with respect to each Loan and to own the Security or any interest therein.

(b) Valid And Binding; No Default. The obligations of the Lead Lender under this Agreement are legal, valid and binding obligations. The execution, delivery, and performance of this Agreement by the Lead Lender will not conflict with, or result in any breach of, or (with notice or passage of time or both) constitute a default under, any Loan Document or any trust agreement, charter, certificate, articles of incorporation, bylaw, agreement or other document or instrument to which the Lead Lender is a party or by which it or any of its properties may be bound.

(c) No Litigation. There is no action, suit or other proceeding pending (or, to the knowledge of the Lead Lender, threatened), at law or in equity, which seeks damages by reason of, or seeks to prevent or hinder consummation of, any of the transactions contemplated by this Agreement, or wherein an unfavorable determination, ruling or finding would materially adversely affect any of the transactions contemplated by this Agreement, or the Loan, any Loan Document, or the Security, or which would materially adversely affect the business or condition of any Obligor or the Lead Lender, and the Lead Lender has not received written notice of any intent to commence any such action, suit or other proceeding.

(d) No Approval or Registration Required. No approval, authorization, order, or consent of, or registration or filing with any governmental authority or any other third person or entity is required in connection with the execution, delivery or performance by the Lead Lender of this Agreement.

(e) Right to Sell. The Lead Lender has the right under the Loan Documents to sell to Participant the Participant's Interest hereunder.

(f) No Modification. The Lead Lender has not modified the terms of the Loan Documents or released any Obligor or guarantor, if applicable, thereon or any Security.

(g) Valid Execution. To the best of Lead Lender's knowledge, the Loan Documents were validly executed by the Obligor, as well as to the degree applicable, by the co-makers, guarantors and/or endorsers under the Loan Documents Agreement.

(h) No Adverse Change. As of the date of this Agreement, to the best of Lead Lender's knowledge, there is no material adverse change in the financial condition of the Obligor or the property to be financed.

(i) Information. All information furnished by the Lead Bank to the Participant with respect to the Loan Documents is, to the best of Lead Lender' knowledge, true, complete and correct.(h) No Defenses. The amount of the unpaid principal balance of the Note is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to the Note which can be asserted and maintained or which, with notice, lapse of time or occurrence or failure to occur of any act or event could be asserted and maintained by the Obligor against the

Lead Lender. The Lead Lender has taken all reasonable actions to assure that no Obligor has or may acquire a defense to the payment of the Note.

(k) Valid Obligation. The Note and other Loan Documents have been duly executed and delivered and, to the best of Lead Lender's knowledge, constitute the legal, valid and binding obligations of the Obligor (and the endorser, if any) thereof, enforceable in accordance with its terms.

(l) Compliance with Law. To the best of Lead Lender's knowledge, the Note and other Loan Documents were made and comply in all material respects with the requirements of all laws, rules and regulations.

(m) Ownership of Note. The Lead Lender is the sole owner and holder of the Note and has full right and authority to sell and assign the Participant's Interest in the same free and clear of all liens, pledges or encumbrances; the Note has not been pledged or assigned for any purpose; and the Note is free of any and all liens, charges encumbrances and security interests of any description.

2.2 Representations and Warranties of Participant. To induce the Lead Lender to sell the Participant's Interest to the Participant, the Participant hereby represents and warrants to the Lead Lender that:

(a) Authority And Power. The Participant is a Nebraska corporation duly organized, validly existing and in good standing under the laws of such state, and has full power, right and authority to purchase a Participant's Interest, and to enter into and perform its obligations under and in connection with this Agreement, and both this Agreement and its execution and delivery and performance by the Participant have been duly authorized.

(b) Valid And Binding; No Default. The obligations of the Participant under this Agreement are legal, valid and binding obligations. The execution, delivery, and performance of this Agreement by the Participant will not conflict with, or result in any breach of, or (with notice or passage of time or both) constitute a default under, any Loan Document or any trust agreement, charter, certificate, articles of incorporation, bylaw, agreement or other document or instrument to which the Participant is a party or by which it may be bound.

(c) No Litigation. There is no action, suit or other proceeding pending against the Participant (or, to the knowledge of the Participant, threatened against the Participant), at law or in equity, which seeks damages from the Participant by reason of, or seeks to prevent, or hinder consummation of, the Participant's entering into, or performing of, any of the transactions contemplated by this Agreement, or wherein an unfavorable determination, ruling or finding would materially adversely affect any of the transactions contemplated by this Agreement, or which would materially adversely affect the business or condition of the Participant, and the Participant has not received written notice of any intent to commence any such action, suit or other proceeding.

(d) No Approval or Registration Required. No authorization, order, or consent of any governmental authority or any other third person or entity is required in connection with the execution, delivery or performance by the Participant of this Agreement.

2.3 No Warranty By Lead Lender As To Payment Or Performance. The representations and warranties in this Agreement are made for the benefit of Participant but shall in no event be construed as a warranty or guarantee by the Lead Lender as to future payments or performance by any Obligor. The Participant accepts all risk of non-payment of the Loan. . The Participant will make an independent decision as to their participation in any loan based upon their independent review and approval of the agreed upon data to be provided by Lead Lender. The list of items that Lead Lender shall provide for each Loan (if available) is attached hereto as Schedule B.

Section 3. Servicing

3.1 Lead Lender to Provide for Servicer. Participant acknowledges that the Lead Lender may arrange for a third party to act as servicing agent with respect to each Loan. The third party servicer shall be entitled to a fee, as set forth on the attached Schedule C, for acting as servicing agent, and all costs and expenses incurred shall be shared, in proportion to each Holder's interest, and shall be deducted from payments remitted to Participant and Lead Lender. The Lead Lender shall contract with each third party servicer to have it administer and service each Loan in accordance with all applicable laws and regulations and in a manner consistent with prudent loan servicing practices for similar loans. Lead Lender may elect to act as servicing agent with respect to each Loan and will be subject to the same requirements set forth herein for a third party servicer. The Lead Lender shall obtain the Participant's prior written approval of any amendment to any contract with a servicer.

3.2 Lead Lender's Duty To Collect And Report. Until the later of 1) the date the unpaid balance of any Loan is paid in full, or 2) the date that the Holders have no further obligations under any Loan Documents (including, without limitation, any obligation to make any advance pursuant to any Loan Documents), the Lead Lender shall cause the servicing agent to:

(a) subject to Section 3.6 of this Agreement, proceed diligently to collect all payments due under the terms of any Loan as they become due;

(b) perform such other customary duties, furnish such other reports and information and execute such other documents in connection with its duties under this Agreement as the Participant may from time to time reasonably require.

3.3 Payment of Shares; Fees; Receipts; Disbursements.

(a) Reporting And Remitting By Lead Lender. The Lead Lender shall be responsible for or shall cause the servicing agent to report and remit Participant's Share of principal, interest and other collections in accordance with this Agreement. Except as specifically provided below, the Participant's Share of each amount received by the Lead Lender on or for the account of the Loan or pursuant to the Loan Documents shall be remitted by the Lead Lender to the Participant, less any servicing fees due under Section 3.1, on the tenth (10th) business day of each month or daily thereafter.

(b) Determining Shares Of Payments On Loan; Disbursement By Lead Lender of Amounts Funded For Expenses. Except as and to the extent provided to the contrary in this

Agreement, all penalties, late charges, prepayment charges and fees, assumption fees, loan extension fees, principal, interest, and all other amounts payable pursuant to any Loan Documents, shall be shared by the Lead Lender and the Participant in proportion to their respective Shares. All expenses relating to maintaining Holder's security interest in the Real Estate or foreclosing on the Real Estate pursuant to that security interest shall also be shared in proportion to the Holder's respective shares. Funds received by the Lead Lender from any Obligor for the payment of real estate taxes or assessments, insurance premiums, or other expenses to be paid by the Borrower to the Lead Lender (for disbursement by the Lead Lender), shall be retained by the Lead Lender and disbursed as provided in the Loan Documents.

3.4 Recordkeeping: Right to Inspect. Subject to the provisions of this Agreement and the Loan Documents, the Lead Lender shall retain physical possession of each original Loan Document for the account of the Lead Lender and the Participant as owners thereof in accordance with their respective Interests. To the best of its ability, Lead Lender shall ensure that none of the Loan Documents are destroyed, damaged or lost. Participant shall have the right to inspect the Loan Documents from time to time as it may request, and Lead Lender shall furnish additional information with respect to the Loan as Participant may request from time to time. The Lead Lender shall promptly deliver to the Participant copies of all information maintained by the Lead Lender and/or the servicing agent with respect to the Note, notify Participant of any default in payment of principal or interest of the Loan Documents, and promptly provide to Participant copies of all statements, reports and other material information and correspondence which Lead Lender receives from or provides to the servicing agent and/or the Obligor.

3.5 Requirement of Consent. The Lead Lender will not take any of the following actions without the prior written consent of the Participant: (i) make or consent to any amendments in the terms and conditions of the Loan, or the terms of the note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan; (ii) waive or release any claim against the Borrower and/or against any co-maker, guarantor or endorser under the Loan; (iii) make or consent to any release, substitution or exchange of collateral; (iv) accelerate payment under the Loan and/or under any note or notes evidencing the Loan; (v) commence any type of collection proceeding against the Borrower and/or against any co-maker, guarantor or endorser under the Loan; and/or (vi) seize, sell, transfer, assign, foreclose or attempt to exercise against any collateral securing the Loan.

(a) Lead Lender's Right To Extend Or Forebear. The Lead Lender shall have the right, without notice to or consent from the Participant, to grant to any Obligor, in the exercise of the Lead Lender's reasonable judgment, any extension of time or forbearance for the performance of any obligation or condition under any Loan Documents, which if not performed, would otherwise (with or without notice) constitute a default or Event of Default under any Loan Documents; provided that there shall be paid to the Participant the Participant's Share of all payments, under any Loan Documents on account of principal or interest, which are received in accordance with the terms of the amended Loan Documents.

3.6 Coordination Between Holders After Default. Upon the occurrence of a default or Event of Default under the Loan Documents evidencing or securing the Loan which would permit acceleration of the maturity of the Loan:

(a) Notice of Default. The Lead Lender shall give prompt notice to the Participant of such default or Event of Default and shall forward to the Participant a copy of all notices received from Borrower or any Guarantor promptly upon receipt thereof.

(b) Lead Lender's Remedies. In the absence of any written agreement to the contrary (but subject to Section 3.5 above), the Lead Lender shall accelerate the maturity of each Loan, and shall promptly and diligently prosecute its remedies under the Loan Documents in good faith and in accordance with the standard of care set in Section 3.1 above (including, without limitation, taking all action, in a reasonably prudent manner, which is reasonably calculated to foreclose each lien and enforce each security interest against the Security).

3.7 Payment In Full of Loan. Upon the payment in full of the Loan, in accordance with the terms of the Loan Documents, and if no Holder has any further obligation under the Loan Documents, then the Lead Lender is authorized to procure from or tender to the proper public official of the county in which the Security securing the Loan is situated, releases covering the Security, which releases, after recording, shall be delivered to the person or persons legally entitled thereto. In addition, the Lead Lender is authorized to deliver partial releases in accordance with the provisions of the Loan Documents.

Section 4. Relationship Of Holders As Seller And Purchaser.

The relationship of the Lead Lender and the Participant, with respect to each Interest acquired by the Participant in each Loan, is and shall be that of seller and purchaser of a property interest and not that of a creditor/debtor, partnership or joint venture relationship. The Lead Lender and the Participant shall be direct creditors of Borrower to the extent of their respective Interests in the Loan. The Lead Lender shall reflect the transaction contemplated hereby as a sale of assets on its financial statements, books and records. The Lead Lender has not acted as agent for, or on behalf of, the Participant in acquiring any Loan.

Section 5. Default Of Any Holder

5.1 Default By Holder. Each of the following events shall be an Event of Default by a Holder under this Agreement:

(a) any failure of such Holder to make any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) days after notice to such Holder that such payment has not been made as required by the terms of this Agreement; or

(b) any representation or warranty by such Holder in this Agreement is false in any material respect; or

(c) any failure by such Holder to duly observe or perform any covenant or agreement of such Holder contained in this Agreement within three (3) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to such Holder; or

(d) the dissolution or termination of existence of such Holder.

5.2 Default By Lead Lender. Each of the following events shall be an Event of Default by the Lead Lender under this Agreement:

(a) Any action or omission by the Lead Lender which constitutes an Event of Default under Section 5.1 of this Agreement; or

(b) Any failure of the Lead Lender to distribute to the Participant any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after notice from the Participant to the Lead Lender of such failure; or

(c) Any failure of the Lead Lender to perform any material duty or obligation hereunder, or any material inaccuracy of any representation on or warranty given by Lead Lender hereunder.

Section 6. Sale of Interest By Holder.

6.1 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors in interest and assigns of the parties hereto.

Section 7. Priority And Distributions

7.1 Pro Rata. Notwithstanding anything to the contrary in this Agreement, each Holder's Interest in any Loan and the Security shall have equal priority. Each Holder shall share pro rata, in accordance with such Holder's respective Interest, in the payments on that Loan and the proceeds of the realization of the Security.

7.2 Distributions. The following procedure shall apply to the distribution of monies received on account of each Loan:

(a) Promptly upon receipt by the Lead Lender of each payment under a Note by an Obligor (each such payment being called an "Obligor Payment"), the Lead Lender shall remit to each Holder an amount, not in excess of such Obligor Payment, equal to i) such Holder's Share of all accrued and unpaid interest on the unpaid principal balance of the Loan, and ii) such Holder's Share of each payment, on account of principal and other charges, which has not been previously paid and which is required to be made by the Borrower on or before such date.

(b) In the event of any partial payment (or prepayment) of any principal on any Loan (each such partial payment or prepayment being called a "Principal Installment"), then the Lead Lender shall pay to each Holder its respective Share of the unpaid principal balance of its Interest.

7.3 Distributions Only From Obligor Payments. Subject to Lead Lender's obligation to indemnify herein, the Lead Lender shall in no event be required to make any payment on account of the Participant's Interests except from amounts received by the Lead Lender, as a payment on account of each Loan, or as the proceeds of any Security which the Lead Lender is entitled to apply to the Loans pursuant to the Loan Documents.

Section 8. Indemnification.

The Lead Lender shall indemnify the Participant and its affiliates and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any loss, liability, claim, cause of action, damage, cost or expense (including, without limitation, reasonable attorneys fees and court costs) arising out of, resulting from or incurred in connection with (i) the inaccuracy or breach by the Lead Lender of any representation or warranty made by the Lead Lender in this Agreement, (ii) the breach by the Lead Lender of any covenant or agreement to be performed by it hereunder, and/or (iii) fraudulent or intentional misconduct by the Lead Lender. This indemnity obligation shall survive termination of this Agreement.

SECTION 9 - Sale or Assignment of Interest

None of the Lenders may sell or assign its interest in the Loan and/or in and of the Loan Documents without first offering such interest to the non-selling or non-assigning party hereof (the "Non-Selling Party" or "Non-Selling parties," as the case may be). Such offer shall be made by written notice, which written notice shall state the name or names of the person or persons to whom the offeror intends to sell or assign such interest and the terms or conditions of the sale or assignment (the "offer" for purposes of this Section only). The Non-Selling Party shall have the right, within 30 days from receipt of the offer, to approve the proposed sale or assignment as well as acquire an amount of interest offered not greater than (a) the fractional amount determined by that fraction whose numerator is the Proportionate Share held by an individual Non-Selling Party and whose denominator is the total of the Proportionate Shares of all Non-Selling Parties, or (b) the interest offered less the amounts of the interest accepted by other Non-Selling Parties. If the Non-Selling Parties do not respond with an approval or disapproval within the time stated, the request to sell or assign will be deemed approved. If the Non-Selling Parties approve the sale or assignment, either by written approval or lapse of time, but do not exercise the right to acquire the entirety of the interest offered within the time stated, the remaining interest may then be disposed of by the offeror to one or more of the persons named upon the terms and conditions stated in the notice and not otherwise. The restrictions and rights as to the disposition of interests in the Loan and/or Loan Documents as stated above shall apply and extend to any subsequent owner of an interest in the Loan and/or Loan Documents. No sale or assignment shall be made which would result in rendering the interest of any owner in the Loan and/or Loan Documents as improper or unacceptable asset, as determined by any entity having jurisdiction over such owner, nor may any interest in the Loan and/or Loan Documents be sold to the Borrower. This provision does not apply to a subparticipation, sale or assignment by a Participant to any financial institution(s) located in the State of Nebraska, upon written notice to Lead Lender.

Section 10. General Provisions.

10.1 Applicable Law. In all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising under this Agreement shall be governed by, and construed in accordance with, the substantive laws (without giving effect to conflicts of laws principles) of the State of Nebraska applicable to contracts made and performed in such State and any applicable laws of the United States of America. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

10.2 Joint and Several. If the Participant consists of more than one person, the obligations and liabilities of each such person under this Agreement shall be joint and several.

10.3 Headings Have No Legal Effect. The headings and captions of this Agreement are for convenience of reference only, and have no legal effect, and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions of this Agreement.

10.4 Duplicate Counterparts. This Agreement may be executed in any number of duplicate counterparts. If there is more than one Participant, then each such counterpart need not be signed by each signatory. Each such duplicate counterpart which has been signed by at least one signatory, when combined with other counterparts which have been signed by the other signatories, shall be deemed an original.

10.5 Termination Of Participation Agreement. This Agreement shall continue until : 1) either party chooses to terminate this Agreement only as to future Loans by giving the other party thirty days written notice, or 2) until the Participant's Interests shall have been extinguished, or 3) until termination of this Agreement in accordance with the terms and provisions of this Agreement.

10.6 Further Assurances. The Lead Lender shall properly execute and deliver, or cause to be executed and delivered from time to time, at the request of the Participant, all such further documents or instruments of conveyance and such other assurances, and do all things and acts reasonably required, to perfect, preserve and assure title, in and to the Participant's Interests in the Participant and its successors and assigns.

10.7 Nonrecourse. Notwithstanding anything in this Agreement to the contrary, in no event shall the shareholders, directors, trustees, officers, employees or agents of a Holder have any personal liability for the obligations of such Holder pursuant to this Agreement.

10.8 Consent. In any instance herein where Lead Lender requests the consent of Participant, Lead Lender shall provide Participant the necessary documentation or information and Participant shall then have 15 business days to approve or disapprove the action with such consent not to be unreasonably withheld. In the event Participant does not respond to Lead Lender within said 15 business days then Participant's consent shall be deemed to be an approval of the requested action.

10.8 Notices All notices required or permitted to be given hereunder shall be deemed to be given, whether actually received or not, when hand-delivered to the designated party at the address stated below or on the next following business day after being deposited in the United States mail, certified mail, return receipt requested and addressed to the proper party, as follows:

If To Union Central Life:	The Union Central Life Insurance Company 1876 Waycross Way Cincinnati, OH 45240 Attention: Real Estate Department
If To Nelnet :	Nelnet, Inc. 121 South 13th Street, Suite 201 Lincoln, NE 68508 Attention: Terry Heimes

IN WITNESS WHEREOF, each party has caused this instrument to be duly executed as of the day and year first above written.

LEAD LENDER:

THE UNION CENTRAL LIFE INSURANCE COMPANY
a Nebraska corporation

By: ______________________
Jon B. Weinberg
Its: Vice President

PARTICIPANT:

NELNET, INC.
a Nebraska corporation

By: ______________________
Terry Heimes
Its: CFO

SCHEDULE A

SAMPLE PARTICIPATION CERTIFICATE

App/Commitment No. 2131380

Date: January 1, 2014

Nelnet, Inc.
121 South 13th Street, Suite 201
Lincoln, NE 68508

ATTENTION: **Financial Department**

This Participation Certificate evidences your 50.00% ownership of a participation in that certain loan in the original principal amount of $6,250,815.00 ("Loan") made by The Union Central Life Insurance Company with its mailing address at 1876 Waycross Way Cincinnati, OH 45240 to Harvest 960, LP, a Pennsylvania limited partnership with its mailing address at One Bala Avenue, Suite 502, Bala Cynwyd, Pennsylvania 19004. Said Loan is evidenced by that certain Promissory Note dated August 13, 2013 (hereinafter called the "Note") in said amount bearing interest as set forth therein, which Note is secured by, among other things, a **Open-Ended Real Estate Mortgage, Security Agreement, Assignment of Rents and Financing Statement (the "Mortgage")** concerning certain real property owned by the Borrower, located in Montgomery County, Pennsylvania, and more specifically described in the **Mortgage**.

The total amount of the investment owned by us as of the date of this Participation Certificate is $3,326,205.98, of which $1,663,102.99 is participated to you. There is also another $2,924,609.02 of unfunded Loan proceeds, of which Nelnet, Inc. is obligated to fund $1,462,304.51 in accordance with the Note.

We confirm that we hereby transfer to you and will hold in trust for you and you hereby accept, an undivided interest in and to the interests in the proportion that your participation bears to the whole investment, and in and to all documents relating to the investment(s).

This participation shall be further subject to the terms and conditions set forth in that certain Participation Agreement executed between The Union Central Life Insurance Company and Nelnet on January 1, 2014, and moreover, this Participation Certificate supersedes and replaces any Participation Certificate previously entered into by and between the parties concerning the Loan.

Dated the day and year first above written.

THE UNION CENTRAL LIFE INSURANCE COMPANY

By: [signature]
Name: Jon B. Weinberg
Its: Vice President

NELNET, Inc.

By: [signature]
Name: Terry Heimes
Its: CFO

SCHEDULE B

DOCUMENTATION TO PARTICIPANT

1. Appraisal
2. Engineering Assessment (prepared by sponsor or third party property condition report, if applicable)
3. Flood Certificate
4. Historical Operating Statements (if available)
5. Investment Summary (including information on market & sponsor)
6. Insurance Certificates
7. Leases
8. Loan Application/Commitment
9. Loan Documents
10. Obligor Organizational Documents
11. OFAC Report
12. Phase I Environmental Assessment
13. Property Management Agreement
14. Photographs (in jpeg or pdf format)
15. Proposed Budget / Capital Expenditures
16. Purchase Agremeent (if applicable)
17. Rent Roll
18. Survey

SCHEDULE C

GENERAL FEES TO THIRD PARTY SERVICERS

Loans Under $2,000,000	**12.5 basis points annually (paid monthly)**
Loans Over $2,000,000	**10.0 basis points annually (paid monthly)**

EXHIBIT B

SUBPARTICIPATION CERTIFICATE

Date: January 1, 2014

Union Bank and Trust Company
4243 Pioneer Woods Drive
Lincoln, NE 68516

This Subparticipation Certificate evidences Union Bank and Trust Company ("Subparticipant") ownership of a subparticipation in 50.0% of that certain loan in the original principal amount of $6,250,815.00 (the "Loan") made by to Harvest 960, LP ("Debtor"). Said Loan is evidenced by that certain Promissory Note dated therein, which Note is secured by, among other things, a Deed of Trust or Real Estate Mortgage (the "Deed of Trust") concerning certain real property owned by the Debtor more particularly described in the Deed of Trust.

The total amount of the investment owned by Nelnet, Inc. ("Nelnet") as of the date of this Subparticipation Certificate is $1,663,102.99, of which $1,663,102.99 is subparticipated to Subparticipant. There is also another $2,924,609.02 of unfunded Loan proceeds, of which Nelnet is obligated to fund $1,462,304.51 in accordance with the Participation Agreement that will be subparticipated to the Subparticipant.

This subparticipation shall be further subject to the terms and conditions set forth in that certain Subparticipation Agreement executed between Subparticipant and Nelnet on January 1, 2014.

Nelnet, Inc.

By: ______________________
(Authorized Signature)

Terry Heimes
Its: Chief Financial Officer

ACCEPTED BY:
Union Bank and Trust Company

By: ______________________
(Authorized Signature)

Tom Weinandt
Its: First Vice President
Commercial Real Estate

EXHIBIT C

Promissory Note - Stated Rate ....5.50% (annual rate)

Annual Servicing Fees:

A. Fee related to third party servicer ....10.0 basis points (paid monthly)

B. Fee to Nelnet..40.0 basis points (paid monthly)

Net Annual Yield to Subparticipant..5.00% (annual rate)